                                                                    Exhibit 4.24

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               This Supplemental Indenture is, among other things

                             A MORTGAGE OF CHATTELS

                         Southern California Gas Company


                                       TO


                     Wells Fargo Bank, National Association
                        (formerly American Trust Company)

                                     TRUSTEE

                             ---------------------

                             SUPPLEMENTAL INDENTURE
                   To Original Indenture dated October 1, 1940

                             ---------------------

                         DATED AS OF SEPTEMBER 15, 1981

================================================================================

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

PARTIES ....................................................................   1

RECITALS:
       Execution of Original Indenture and Supplements thereto .............   1
       Recording of Original Indenture and Supplements thereto .............   1
       Bonds heretofore issued .............................................   2
       Creation of Series O, due 2001 ......................................   2
       Lien on After Acquired Property .....................................   3
       Purpose of Supplemental Indenture ...................................   3
       Fulfillment of conditions precedent .................................   4
       Consideration and Authorization .....................................   4

GRANTING CLAUSES:
       Plant, system and utilities in specified counties and elsewhere .....   5
       Other properties now or hereafter owned .............................   5
       Excepted properties .................................................   6

HABENDUM AND DECLARATION OF TRUST ..........................................   7

                                   ARTICLE I.
               AMOUNT, FORM, NUMBERING, DENOMINATION, TRANSFER AND
                     EXCHANGE OF BONDS OF SERIES O, DUE 2001

 SECTION 1.01.         Authorized amount of bonds of Series O, due 2001 ....   8
 SECTION 1.02.         Bonds of Series O, due 2001; issuable as
                          fully registered bonds; form of registered
                          bonds and certificate ............................   8
 SECTION 1.03.         Exchangeability of bonds ............................  14
 SECTION 1.04.         Offices or agencies for payment, registration,
                          transfer and exchange of bonds of
                          Series O, due 2001 ...............................  14
 SECTION 1.05.         Certain conditions as to transfer, etc. of
                          bonds of Series O, due 2001 ......................  14

                                                                            Page
                                                                            ----

                                   ARTICLE II.
                INTEREST, MATURITY DATE, REDEMPTION, SINKING FUND
                          AND CERTAIN OTHER PROVISIONS

 SECTION 2.01.         Interest rate, maturity date and places
                          and medium of payment ............................  14
 SECTION 2.02.         Redemption of bonds of Series O, due 2001 ...........  15
 SECTION 2.03.         Sinking Fund for bonds of Series O, due 2001 ........  16
 SECTION 2.04.         Other provisions of bonds of Series O, due 2001 .....  17

                                  ARTICLE III.
                             AMENDMENTS TO INDENTURE

 SECTION 3.01.         Amendments To Original Indenture as Supplemented ....  17
 SECTION 3.02.         Amendments To Section 1.02 ..........................  17
 SECTION 3.03.         Amendments To Section 2.06 ..........................  17
 SECTION 3.04.         Amendments To Section 14.12 .........................  18
 SECTION 3.05.         Amendments To Section 14.17 .........................  18
 SECTION 3.06.         Amendments To Section 14.18 .........................  18
 SECTION 3.07.         Amendments To Section 17.10 .........................  19

                                   ARTICLE IV
                                SUNDRY PROVISIONS

 SECTION 4.01.         Trustee not responsible for recitals:
                          recordation of Supplemental Indenture
                          as required by law ...............................  20
 SECTION 4.02.         Date of Supplemental Indenture and
                          bonds of Series O, due 2001,
                          are dates of Identification ......................  20
 SECTION 4.03.         Supplemental Indenture deemed to be part of
                          Original Indenture ...............................  20
 SECTION 4.04.         Trustee accepts trusts on same terms
                          expressed in Original Indenture ..................  21
 SECTION 4.05.         Execution of Supplemental Indenture in counterpart ..  21

 TESTIMONIUM ...............................................................  22
 SIGNATURE AND SEALS .......................................................  22
 ACKNOWLEDGMENTS ...........................................................  23

               This Supplemental Indenture is, among other things
                             A MORTGAGE OF CHATTELS

     THIS SUPPLEMENTAL INDENTURE, dated as of September 15, 1981, made and entered into in the City of Los Angeles, State of California by and between SOUTHERN CALIFORNIA GAS COMPANY, a corporation duly organized and existing under the laws of the State of California, and having its principal place of business in the city of Los Angeles, State of California, and having its principal place of business in the City of Los Angeles, State of California (hereinafter sometimes called the "Corporation"), and Wells Fargo Bank, NATIONAL Association (Formerly AMERICAN TRUST COMPANY), a national banking association duly organized and existing under and by virtue of the laws of the United States of America, and having it is principal place of business in the City and County of San Francisco, California (hereinafter sometimes called the "Trustee").

                                   WITNESSETH:

     WHEREAS, the Corporation has executed and delivered to the Trustee a certain Indenture (hereinafter sometimes called the "Original Indenture") dated October 1, 1940, to secure bonds of the Corporation designated generally as its "First Mortgage Bonds" to be issued from time to time in one or more series, any of which series may vary from any other as to certain particulars specified in
Section 2.01 of the Original Indenture, and the Corporation has executed and delivered to the Trustee Supplemental Indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952, August 1, 1955, June 1, 1956,
December 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964, June 1, 1965, December 1, 1966, October 1, 1970, August 1, 1972, September 1, 1972, November 1, 1979 and February 1, 1981, supplementing and amending the Original Indenture (the Original Indenture together with this Supplemental Indenture and all other supplemental indentures being herein collectively sometimes referred to as the "Indenture"); and

     WHEREAS, the Original Indenture and said Supplemental Indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952 and August 1, 1955, are recorded in the office of the County Recorder of each of the Counties listed below in the Official Records thereof, as stated in said Supplemental Indenture
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                                       2

dated as of June 1, 1956; said Supplemental Indentures dated, respectively, as of June 1, 1956 and December 1, 1956, are so recorded as stated in said Supplemental Indenture dated as of July 1, 1957 and each subsequently dated said Supplemental Indenture (other than said Supplemental indenture dated February 1,
1981) is so recorded as stated in said Supplemental Indenture dated as of the next succeeding date; and said Supplemental Indenture dated as of February 1, 1981 is recorded in the offices of the County Recorders in the Counties of the State of California, as follows:

         County                                  References                                   Date
         ------                                  ----------                                   ----
Fresno                    Official Records, Book 7665, Pages 947-974                 January 30, 1981
Imperial                  Official Records, Book 1464, Pages 580-607                 January 29, 1981
Kern                      Official Records, Book 5348, Pages 2188-2215               January 30, 1981
Kings                     Official Records, Book 1192, Pages 421-448                 January 30, 1981
Los Angeles               Official Records, Document 83-114452                       January 30, 1981
Orange                    Official Records, Book 13932, Pages 1315-1342              January 30, 1981
Riverside                 Official Records, Book 1981, Page 17831                    January 30, 1981
San Bernardino            Official Records, Document 81-012186                       January 30, 1981
San Diego                 Official Records, Book 1981, Pages 705-732                 January 29, 1981
San Luis Obispo           Official Records, Vol. 2302, Pages 353-380                 January 29, 1981
Santa Barbara             Official Records, Document 81-4096                         January 29, 1981
Tulare                    Official Records, Vol. 3835, Pages 830-857                 January 29, 1981
Venture                   Official Records, Document 009236                          January 29, 1981

     WHEREAS, bonds of the Corporation of eleven (11) series designated, respectively, as its "First Mortgage Bonds, Series A, Due 1982", "First Mortgage Bonds, Series E, due 1988", "First Mortgage Bonds, Series F, due 1989", "First Mortgage Bonds, Series G, due 1991", "First Mortgage Bonds, Series H, due 1995", "First Mortgage Bonds, Series I due 1997", "First Mortgage Bonds, Series J, due 1981", "First Mortgage Bonds, Series K, due 1996", "First Mortgage Bonds, Series L, due 1997", "First Mortgage Bonds, Series M, due 1999" and "First Mortgage Bonds, Series N, due 2001" are outstanding as a part of the First Mortgage Bonds referred to in the Original Indenture, each series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, being without limitation as to aggregate authorized principal amount; and

     WHEREAS, pursuant to the provisions of Sections 2.01 and 2.02 of the Original Indenture, the Board of Directors of the Corporation has, by resolution duly adopted and delivered to the Trustee, created, as a part of the First Mortgage Bonds referred to in the Original Indenture,
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                                       3

a new series of bonds designated "First Mortgage Bonds, Series O, due 2001" (herein sometimes called "bonds of Series O"), to be of the form, terms and provisions provided in that resolution and herein, which new series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, is to be without limitation as to aggregate authorized principal amount and of which series bonds in the aggregate principal amount of $60,000,000 are to be presently issued; and

     WHEREAS, it is provided in the Original Indenture that all the business, franchises and properties, real, personal and mixed, of every kind and nature whatsoever and wheresoever situate, which might thereafter be acquired by the Corporation, shall be as fully embraced within the lien thereof as if said properties were owned by the Corporation at the date of the Original Indenture and were particularly described therein and specifically conveyed thereby, excepting certain properties expressly excepted by the provisions thereof; and

     WHEREAS, subsequent to the execution of the Original Indenture the Corporation has acquired properties hereinafter mentioned or referred to, all of which properties, upon the acquisition thereof by the Corporation, became and now are subject to the lien, operation and effect of the Original Indenture by virtue of the after-acquired property clause of other clauses thereof; but the Corporation, nevertheless, desires to execute, acknowledge, deliver and cause to be recorded this Supplemental Indenture for the purposes, among others, of expressly and specifically subjecting such after-acquired properties to the lien of the Original Indenture as supplemented and of further assuring and confirming the lien of the Original Indenture as supplemented on all of the properties of every kind and character, whether real or personal and regardless of the date of the acquisition thereof by the Corporation, intended to be subjected to the lien thereof; and

     WHEREAS, under the provisions of Sections 2.02 and 16.01 of the Original Indenture the Corporation and the Trustee are authorized to execute and deliver an indenture supplemental to the Original Indenture (i) to set forth the particulars, permitted by Section 2.01 of the Original Indenture, as to which the bonds of Series O are to vary from the bonds of the other series of said First Mortgage Bonds, and (ii) for any purpose not inconsistent with the terms of the Indenture; and

     WHEREAS, the Corporation desires to amend the Original Indenture, as heretofore amended, supplemented and now in effect, as hereinafter set forth in
Article III, pursuant to the provisions of subdivision (e) of Section 16.01 of the Indenture; and

     WHEREAS, for and in consideration of the premises the Corporation desires to execute this Supplemental Indenture; and

     WHEREAS, the making, executing, delivering, and recording of this Supplemental Indenture have been duly authorized by proper Corporate action of the Corporation; and

     WHEREAS, the execution and delivery of this Supplemental Indenture have been authorized by the Public Utilities Commission of the State of California;

     NOW, THEREFORE, in consideration of the premises and of the sum of one dollar ($1), lawful money of the United States of America, duly paid by the Trustee to the Corporation, and of other good and valuable considerations, receipt of which is hereby acknowledged, and in order (a) to set for the or specify (i) the form of the fully registered bonds of Series O and the form of the certificate to be endorsed on all bonds of said series, and (ii) the terms and provisions of the bonds of Series O, including the particulars thereof which vary from the bonds of the other series of said First Mortgage Bonds, and (b) further to secure the payment of both the principal of and interest on the bonds of the Corporation now or at any time hereafter outstanding under the Original Indenture and/or any indenture supplemental thereto, including specifically, but without limitation, all of said First Mortgage Bonds now outstanding and said $60,000,000 aggregate principal amount of bonds of Series O, according to their tenor and effect, and further to secure the observance and performance of all of the covenants, agreements and conditions contained in the Original Indenture or in any indenture supplemental thereto, and without in any way limiting the generality or effect of the indenture insofar as by any provision thereof any of the property therein or hereafter described or referred to is now subject or intended to be subject to the lien and operation thereof, but to such extent confirming such lien and operation, the Corporation has executed and delivered this Supplemental Indenture and has granted, bargained, sold, released, conveyed, mortgaged, assigned, transferred, pledged, set over and confirmed, and does hereby grant, bargain; sell, release, convey, mortgage, assign, transfer, pledge, set over and confirm unto Wells Fargo Bank, National Association, the Trustee, and to its successor or successors in, the trust created by the Original Indenture and/or any Indenture supplemental thereto, and to its and their assigns, forever, with power of sale, subject, to the extent applicable by the terms of the indenture to any of the properties hereinafter referred to or described, to the exceptions (other than exception (f) set forth on page 67 of the Original Indenture and reading as follows: "(f) Any gas and/or oil acreage, gas and/or oil wells, gas and /or oil reserves, or gas and/or oil leaseholds hereafter acquired by the Corporation, or any property or equipment now or hereafter owned by the Corporation and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage"; which exception (f) is expressly made inapplicable to certain parcels of property specified in the granting clauses of said Supplemental Indentures dated respectively as of June 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964, December 1, 1966, October 1, 1970, September 1, 1972, October 1, 1974, May 1, 1976, October 1, 1977, November 1, 1979 and February 1,
1981), reservations, conditions, terms and provisions provided in the Indenture with respect to properties subject or intended to be subject thereto, all of the properties and assets of the corporation, real, personal and mixed, of every kind and character, whether now or hereafter owned by the Corporation and wheresover situated, including, without in any way limiting or modifying the generality or effect of the foregoing, all and singular, the following properties:

     FIRST, All and singular the plants, properties, equipment, real and personal property, estates, interests, goodwill, generating, transmission, feeding, storing, and distribution systems, and utilities of the Corporation situate in the counties of Fresno, Imperial, Kern, Kings, Los Angeles, Orange, Riverside, San Bernadino, San Diego, San Luis Obispo, Santa Barbara, Tulare and Ventura, and elsewhere, in the State of California, with all and singular the franchises, ordinances, grants, easements, licenses, powers, immunities, permits, privileges, appurtenances, tenements and other rights and property thereunto appertaining or belonging, as the same now exist and as the same and any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said counties or elsewhere in said state or any other state or states.

     SECOND, All other property, real, personal and mixed, of every kind, nature and description (including, without in any way limiting the effect of the generality hereof, all facilities; all stocks. bonds and other securities from time to time conveyed, assigned, transferred, mortgaged or pledged on behalf of the Corporation, or with its consent, to the Trustee in the manner and for the purposes as provided in the Indenture; all gas manufacturing plants, boilers, engines, compressors, motors, pumps, generators, gasholders, tanks, appliances, oil storage facilities, gas storage facilities, wells, buildings, structures, plants, works and other improvements; all gas transmission and distributing lines and systems; all meters and regulators and all other apparatus, machinery, appliances, tools, furniture, fixtures, supplies, facilities and utilities and other personal property; or any right or interest in any thereof; all business and goodwill, rights, consents, franchises, ordinances, licenses, agreements, contracts, permits, easements, rights of way, leases and leasehold interests: powers, grants, privileges and immunities to construct, operate and maintain lines and other facilities or properties for conveying gas or other commodities or utilities for any purpose or purposes through, under and over public streets or highways, or public or private places or property; all reversions, remainders, tolls, incomes, revenues, earnings, rents, issues and profits of any property, real, personal and mixed; and all other leases and types of property described or referred to in the Original Indenture, or any indenture supplemental thereto), now or hereafter owned, held, possessed, acquired or enjoyed by or in any manner conferred upon or appertaining to the Corporation, including the interest of the Corporation in all leases now or hereafter owned by it, together with all and singular the tenements, hereditaments, and appurtenances belonging or in any way appertaining to each and every part of any and all property subject or intended to be subject to the lien and operation of the Original Indenture as supplemented, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, earnings, rents, issues and profits thereof.

     SAVING AND EXCEPTING, however, from the property hereby mortgaged, conveyed in trust and/or pledged, all property, whether now owned by the corporation or hereafter acquired by it, expressly saved and excepted form the lien of the Indenture and therein referred to as the "excepted property" (except as other wise expressly provided with respect to exception (f) of said "excepted property"), unless and until, upon the occurrence of an event of default under the Indenture, the Trustee, or any receiver appointed thereunder, shall take possession of any or all of such excepted property.

     TO HAVE AND TO HOLD in trust with power of sale for the equal and proportionate benefit and security of all holders of bonds of Corporation, now or hereafter outstanding under the Indenture as from time to time in effect, and for the enforcement and payment of said bonds and interest thereon when payable, and the performance of and compliance with the covenants and conditions of the Indenture as from time to time in effect, without any preference, distinction or priority as to lien or otherwise of any of said bonds over any others thereof by reason of the difference in the time of the actual issue, sale or negotiation thereof, or for any other reason whatsoever, except as otherwise expressly provided in the Indenture as from time to time in effect, so that each and every such bond shall have the same lien and so that the principal and interest of every such bond shall, subject to the terms thereof, be equally and proportionately secured by said lien, as if such bond had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Original Indenture.

     IT IS HEREBY COVENANTED, DECLARED, AND AGREED by and between the parties hereto that all such bonds are issued, authenticated and delivered, or are to be issued, authenticated and delivered, and that all property subject, or to become subject, to the Original Indenture, including any indenture supplemental thereto, is to be held, subject to the covenants. conditions, uses and trusts therein set forth.

     It is hereby further stipulated and provided:

                                    ARTICLE I

                     AMOUNT, FORM, NUMBERING, DENOMINATION,
                         TRANSFER AND EXCHANGE OF BONDS
                              OF SERIES O, DUE 2001

     SECTION 1.01. The bonds of Series O may be issued at any time or from time to time and subject to the terms and provisions of the Indenture. Unless and until the taking of further appropriate action by the Board of Directors of the Corporation the bonds of said Series shall be without limitation as to aggregate authorized principle amount.

     SECTION 1.02. The bonds of Series O shall be issued only as fully registered bonds without coupons. The fully registered bonds without coupons and the certificate of authentication to be endorsed on all bonds of said Series, shall be substantially in the following form:

          (FORM OR REGISTERED BOND WITHOUT COUPONS, SERIES O, DUE 2001)
                         SOUTHERN CALIFORNIA GAS COMPANY
            (Incorporated under the laws of the State of California)

                     First Mortgage Bond, Series O, Due 2001
                                    (17 3/8%)

No..............                                                  $.............

     SOUTHERN CALIFORNIA GAS COMPANY, a corporation organized and existing under the laws of the State of California (hereinafter called the "Corporation", which term shall include any successor corporation, as defined in the Indenture hereinafter referred to), for value received, hereby promise to pay to
 ..........................., or registered assigns, the sum of
 ................DOLLARS in lawful money of the United States of America, on the fifteenth day of September, 2001, and to pay interest thereon to the registered owner hereof from the date of this bond, at the rate of 17 3/8% per annum in like lawful money, payable semi-annually, on the fifteenth days of March and September in each year, commencing March 15, 1982, until the Corporation's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned.

Both the principal of and interest on this bond will be paid at the principal office of Wells Fargo Bank, National Association, or its successor trustee under said Indenture, in the City and County of San Francisco, State of California or at the main office of the Trustee in the City of Los Angeles, or, at the option of the registered owner hereof, principal will be paid at the office or agency of the Corporation in the City of New York, State of New York.

     The provisions of this bond are continued on the reverse hereof and such continued provision shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESSES WHEREOF, SOUTHERN CALIFORNIA GAS COMPANY has caused this bond to be signed in its corporate name by its authorized officer and its corporate seal to be hereto affixed and attested by its secretary or an Assistant Secretary.

Dated as of ............  , 19........
                                                Southern California Gas Company


                                                By______________________________
                                                            Controller

(CORPORATE SEAL)

ATTEST:


___________________________
       Secretary


                 (REVERSE SIDE--FORM OF REGISTERED BOND WITHOUT
                          COUPONS, SERIES O, DUE 2001)

     This bond is one of a duly authorized issue of bonds of the Corporation (herein called the "bonds"), of the series hereinafter specified, all issued and to be issued under and all equally and ratably secured by a mortgage and a deed of trust dated October 1, 1940, executed by the Corporation to Wells Fargo Bank, National Association (formerly American Trust Company), as Trustee, to which mortgage and deed of trust and all indentures supplemental thereto, including Supplemental Indentures dated, respectively, as of July 1, 1947, August 1, 1955, June 1, 1956, December 1, 1956, June 1, 1965,
August 1, 1972 and May 1, 1976 (herein collectively referred to as the "Indenture"), reference is hereby made for a description of the property conveyed in trust, mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the bonds and of the Trustee or trustees in respect thereof, the terms and conditions upon which the bonds are, and are to be, secured and the circumstances under which additional bonds may be issued. The bonds may be issued for various principal sums, and may be issued in series, which may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This bond is one of a series designated as the "First Mortgage Bonds, Series O, due 2001" (herein called "bonds of Series O") of the Corporation, issued under and secured by the Indenture.

     As provided in the Indenture, by any indenture or indentures supplemental thereto executed by the Corporation and the Trustee and consented to by the holders of not less than two-thirds (2/3) in principal amount of the bonds at the time outstanding, and, in case one or more, but less than all, of the series of bonds then outstanding are affected by such supplemental indenture, consented to by the holders of at least two-thirds (2/3) in principal amount of the bonds of each series so affected, the Indenture or any indenture supplemental thereto, and the rights and obligations of the Corporation and the holders of bonds, may be modified or altered from time to time, as provided in the Indenture; provided, however, (a) that the right of any holder of any bond to receive payment of the principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected by any such supplemental indenture without the consent of such holder, and (b) that no such modification or alteration shall reduce the proportions of bondholders' consents required as aforesaid, such proportions to be determined in each case as provided in the Indenture.

     The bonds of Series O are entitled to the benefits of the Sinking Fund and the Renewal Fund as provided in the Indenture.

     The bonds of Series O are subject to redemption (a) at any time prior to maturity at the option of the Corporation either as a whole or in part, or through operation of the Renewal fund provided in the Indenture, or (b) by operation of the Sinking Fund provided in the Indenture, upon payment of the applicable redemption prices referred to hereunder. Notwithstanding the foregoing, none of the bonds of Series O may be redeemed prior to September 15, 1986 directly or indirectly from the proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an interest cost to the Corporation of less than 17.557% per annum.

     The redemption prices of the bonds of Series O if redeemed at the option of the Corporation or through operation of the Renewal Fund during the respective twelve-month periods beginning September 15 in each of the years mentioned below, are set forth in the following table in each case stated as a percentage of principal amount plus in each case accrued interest to the date fixed for redemption.

          Redemption                     Redemption                  Redemption
Year        Price            Year          Price            Year       Price
----        -----            ----          -----            ----       -----

1981       117.25%           1988         109.71%           1995      102.16%
1982       116.18            1989         108.63            1996      101.08
1983       115.10            1990         107.55            1997      100.00
1984       114.02            1991         106.47            1998      100.00
1985       112.94            1992         105.40            1999      100.00
1986       111.86            1993         104.32            2000      100.00
1987       110.79            1994         105.24

     The redemption price of the bonds of Series O, if redeemed through operation of the Sinking Fund, is 100% of principal amount plus accrued interest to the date fixed for redemption.

     Notice of redemption shall be given by publication once in each of three separate calendar weeks in one daily newspaper printed in the English language of general circulation in the Borough of Manhattan, City and State of New York, and in one similarly printed daily newspaper of general circulation in the City and County of San

Francisco, California (the first of such publications to be not less than thirty and not more than sixty days before the redemption date), or, notice of any such redemption may be mailed to the registered owners of the bonds to be redeemed not less than thirty nor more than sixty days before the redemption date, in lieu of such notice being given by publication, all subject to the conditions and as more fully set forth in the Indenture, including (1) the condition that failure to give notice of any such redemption by mail, if required, or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any bonds so to be redeemed if notice by publication, if required, is duly given and (2) the condition that, if any notice of redemption of bonds shall state that it is subject to receipt by or for the account of the Trustee on or before the date fixed for redemption of moneys applicable to and sufficient for such redemption, such bonds shall not become due and payable by virtue of such notice unless such moneys shall be held by or for the account of the Trustee on or before the date fixed for redemption. If this bond or any portion hereof is called for redemption and payment duly provided as specified in the Indenture, interest shall cease to accrue on this bond or such portion hereof from and after the date fixed for such redemption.

     In case an event of default, as defined in the indenture, shall occur, the principal of all bonds then outstanding under the Indenture may be declared or become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

     This bond is transferable by the registered owner hereof at the office or agency of the Corporation in said City and County of San Francisco, in said City of Los Angeles, in the Borough of Manhattan, City of New York and in such other place or places as the Corporation may designate at any time or from time to time, and thereupon a new fully registered bond or bonds of said series, without coupons, of authorized denomination or denominations, of a like aggregate principal amount, will be issued to the transferee or transferees in exchange for this bond; and at any of said offices or agencies fully registered bonds of Series O, without coupons, are exchangeable for a like aggregate principal amount of other such fully registered bonds of authorized denominations; all in the manner and subject to the conditions as provided in the Indenture.

     No recourse shall be had for the payment of the principal of or the interest on this bond or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, director or officer, past, present or future, of the corporation, or of any predecessor or successor corporation, either directly or through the Corporation, or any such predecessor or successor corporation, whether by virtue or any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being waived and released by every registered owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

     This bond shall not become valid or obligatory for any purpose or be entitled to any benefit under the Indenture until Wells Fargo Bank, National Association, or its successor as Trustee under the indenture, or an authenticating agent, shall have signed the form of certificate endorsed hereon.

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                                   CERTIFICATE

     This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

          WELLS FARGO BANK               or                  BANKERS TRUST
        NATIONAL ASSOCIATION,                                  COMPANY,
               Trustee                                   Authenticating Agent


By .................................           By ..............................
         Authorized Officer                              Authorized Officer

     The bonds of Series O may contain or have imprinted thereon such provisions or specifications not inconsistent with the Indenture as may be required to comply with the rules of any stock exchange or any federal or state authority or commission, or to comply with usage with respect thereto, and may bear such other appropriate endorsements or notations as are authorized or permitted by the Indenture.

     The fully registered bonds of Series O shall be issuable in denominations of $1,000 and any multiple of $1,000 and shall be dated as provided in paragraph 1 of Section 2.01 of the Original Indenture. The definitive bonds of Series O shall be numbered in such manner as the Corporation shall at any time or from time to time determine.

     SECTION 1.03. In the manner and subject to certain conditions and limitations specified herein and in the Indenture, bonds of Series O may be exchanged without a service charge for a like aggregate principal amount of such bonds of Series O of other authorized denomination or denominations.

     SECTION 1.04. The Corporation shall maintain in the City and County of San Francisco, and in the City of Los Angeles, State of California and also in the Borough of Manhattan, City of New York, State of New York, and in such other place or places as the Corporation may designate at any time or from time to time, an office or agency where bonds of Series O may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture. Such office or agency in the City and County of San Francisco shall be the principal office of the Trustee and such office or agency in the City of Los Angeles shall be the main office of the trustee in said City and such office or agency in the Borough of Manhattan, City of New York shall be the principal office of Bankers Trust Company unless and until the Corporation shall designate another office or agency by notice in writing delivered to the Trustee.

     SECTION 1.05. No transfer or exchange of any bonds of Series O pursuant to any of the provisions of this Article I shall be made except upon and in accordance with all of the applicable terms, provisions and conditions of said bonds and of the Indenture.

                                   ARTICLE II

                INTEREST, MATURITY DATE, REDEMPTION, SINKING FUND
                          AND CERTAIN OTHER PROVISIONS.

     SECTION 2.01. The bonds of Series O shall bear interest at the rate, shall be expressed to mature as to principal, and shall be payable as to principal and interest at such place or places and in such money, all as provided in the form of such bonds set forth in Section 1.02 hereof and by the applicable provisions of the Indenture.

     SECTION 2.02. The bonds of Series O shall be subject to redemption, either in whole or in part, at the applicable redemption prices specified in said form of bonds, upon notice, in the manner and otherwise upon the terms and conditions and with the effect, as provided herein and by the applicable provisions of the Indenture, which provisions of the Indenture are hereby modified and supplemented, but only with respect to the bonds of Series O, as follows:

         (a) If at the time of publication or mailing of, or of otherwise giving, any notice of redemption of any of the bonds of Series O the Corporation shall not have deposited with the Trustee and/or irrevocably directed the Trustee to apply, from moneys held by it available to be used for the redemption of bonds of Series O, an amount in cash sufficient to redeem all of the bonds of Series O called for such redemption, including accrued interest to the date fixed for redemption, such notice shall state that it is subject to the receipt by the Trustee on or before the date fixed for redemption of moneys applicable to and sufficient for such redemption and that such notice shall be of no effect unless such moneys are so received on or before such date.

         (b) The Trustee, upon request of the Corporation evidenced by a resolution of its Board of Directors, shall, for and in behalf of and in the name of the Corporation, call for redemption bonds of Series O provided that, if cash sufficient for such redemption is not held by the Trustee at the time of such call, the notice shall state that it is subject to the receipt by the Trustee on or before the date fixed for redemption of moneys applicable to and sufficient for such redemption and that such notice shall be of no effect unless such moneys are so received on or before such date.

         (c) If bonds of Series O shall be called for redemption pursuant to a notice containing the statement set forth in subparagraph (a) or subparagraph (b) of this Section 2.02, the principal amount and premium, if any, of such bonds shall not become due and payable by virtue of such call or notice unless on or before the date fixed for redemption the Corporation shall have irrevocably deposited with the Trustee for the purpose for redeeming all of the bonds of Series O called for redemption, including funds for the payment of accrued interest to the date fixed for redemption, and/or irrevocably directed the Trustee to apply, from moneys held by it available to be used for the redemption of bonds of Series O an amount in cash sufficient to redeem all of the bonds of Series O called for redemption, including funds for the payment of accrued interest to the date fixed for redemption.

     Notwithstanding the foregoing, none of the bonds of Series O may be redeemed prior to September 15, 1986 directly or indirectly from the proceeds of or in anticipation of any refunding operation involving the incurring debt which has an interest cost to the Corporation of less than 17.557% per annum.

     SECTION 2.03. The bonds of Series O shall be entitled to the benefits of the Renewal Fund as provided in the Indenture and shall also be entitled to benefit, as hereinafter provided, under the Sinking Fund referred to in Section
8.01 of the Indenture. To provide for such benefit under said Sinking Fund, said
Section 8.01, as heretofore amended and now in effect, is hereby further amended by adding thereto, immediately preceding the last paragraph thereof, a new paragraph reading as follows:

         "The Corporation further covenants and agrees that, on or before April first in the year 1988 and in each year thereafter so long as any of the bonds of Series O are outstanding, it will pay to the Trustee, as a payment for that year to the Sinking Fund referred to in the first paragraph of this Section 8.01, the amount of $4,000,000, together with a payment at maturity of $4,000,000, on September 15, 2001, in respect of such series, less, however, in each case, to the extent that the Corporation desires to include the same, credit for the amount of all additional payments to such Sinking Fund paid pursuant to the next succeeding sentence and not theretofore so credited. On or within twelve months next prior to the last date on which any payment pursuant to the next preceding sentence may be made in each year, the Corporation may, at its option, so pay to such Sinking Fund an additional payment for such year in an amount not to exceed $6,000,000. To the extent such option to pay any additional payment to such

     Sinking Fund for any year is not exercised, it shall not be carried forward for any subsequent year".

     SECTION 2.04. The bonds of Series O shall, except as in this Supplemental Indenture otherwise expressly provided, be on the terms and provisions, and shall present such rights and be entitled to such benefits, as are applicable thereto by the terms of the Indenture.

                                   ARTICLE III

                            AMENDMENTS TO INDENTURE.

     SECTION 3.01. The Original Indenture, as heretofore amended, supplemented and now in effect, is hereby further amended and supplemented as hereinafter set forth.

     SECTION 3.02. The definition of "Engineer's Certificate" in Section 1.02 is amended to read in its entirety as follows:

     "Engineer's Certificate:

     The term 'engineer's certificate' shall mean a certificate signed and verified by the Chairman of the Board or the President or a Vice-President or the Controller of the Corporation and by an engineer appointed by the Corporation and approved by the Trustee."

     The definition of "Officer's Certificate" in Section 1.02 is amended to read in its entirely as follows:

     "Officer's Certificate:

     The term 'officers' certificate' shall mean a certificate signed and verified by the Chairman of the Board or the President or a Vice-President or the Controller and by the Treasurer or an Assistant Treasurer of the Corporation and in the case of conditions precedent compliance with which is subject to verification by accountants under the provisions of Trust Indenture Act of 1939, one of such persons signing and verifying such certificate shall be an accountant."

     SECTION 3.03. The first sentence of Section 2.06 is amended to read in its entirety as follows:

         "Section 2.06. All of the bonds to be issued hereunder shall, from time to time, be executed on behalf of the Corporation by its

     Chairman of the Board or its President or one of its Vice-Presidents or its Controller, and its corporate seal or a facsimile thereof shall be thereunto affixed and attested by its Secretary or one of its Assistant Secretaries."

     SECTION 3.04. The first sentence of Section 14.12 is amended to read in its entirety as follows:

         "Section 14.12. Whenever in the administration of the trusts of this Indenture, prior to a default hereunder, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board or the President or a Vice-President or the Controller and the Treasurer or an Assistant Treasurer of the Corporation and delivered to the Trustee, and such certificate shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof."

     SECTION 3.05. The second paragraph of Section 14.17 is amended to read in its entirety as follows:

         "In case at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 14.01, then the Trustee shall resign immediately in the manner and with the effect specified in Section 14.16; and, in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either (a) signed by the Chairman of the Board or the President or a Vice-President or the Controller of the Corporation with its corporate seal attested by a Secretary or an Assistant Secretary of the Corporation or (b) signed and acknowledged by the holders of fifty per centum in principal amount of the bonds then outstanding or by their attorneys in fact duly authorized."

     SECTION 3.06. The first sentence of Section 14.18 is amended to read in its entirety as follows:

         "Section 14.18. In case at any time the Trustee shall resign or shall be removed (unless the Trustee shall be removed as provided in subsection (c) of Section 14.14 in which event the vacancy shall be filled as provided in said subsection) or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of Trustee, and a successor or successors may be appointed by the holders of a majority in principal amount of the bonds then outstanding hereunder (determined as provided in Section 9.22), by an instrument or concurrent instruments in writing signed and acknowledged by such bondholders or by their attorneys in fact duly authorized, and delivered to such new Trustee, notification thereof being given to the Corporation and the retiring trustee; provided, nevertheless, that until a new trustee shall be appointed by the bondholders as aforesaid, the Corporation, by instrument executed by order of its board of directors or executive committee and duly acknowledged by its Chairman of the Board or the President or a Vice-President or the Controller, may appoint a trustee to fill such vacancy until a new trustee shall be appointed by the bondholders as herein authorized."

     SECTION 3.07. The first sentence of Section 17.10 is amended to read in its entirety follows:

         "Section 17.10. Any written demand, request, notice, certificate, appointment, approval, waiver, designation, direction, nomination or other similar act to be given, made or executed by the Corporation under any of the provisions hereof, shall, unless otherwise expressly provided herein, be deemed sufficiently given, made or executed if given, made or executed by a writing signed by the Chairman of the Board or the President or a Vice-President or the Controller of the Corporation under the corporate seal of the Corporation, duly attested by its Secretary or one of its Assistant Secretaries."

                                   ARTICLE IV

                               SUNDRY PROVISIONS.

         Section 4.01. The recitals of the fact contained herein shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for the correctness of the same. The Corporation hereby covenants and agrees that it will cause this Supplemental Indenture to be kept recorded and/or filed as may be required by law, in such manner and in such places as may be necessary fully to preserve and protect the security of the bondholders and all of the rights of the Trustee hereunder, and that it will with all reasonable dispatch deposit with the Trustee counterparts of this Supplemental Indenture bearing official notation or endorsements showing such recordation and/or filing, or in case such counterparts are not returned to the Corporation, furnish to the Trustee the best official evidence of such recordation and/or filing reasonably obtainable by the Corporation, or evidence of the taking of such other action, if any, but the Trustee, subject to the provisions of Sections 14.02 and 14.03 of said Original Indenture, shall in no wise be liable for any failure or omission in this regard.

         SECTION 4.02. The date of this Supplemental Indenture and the date of the bonds of Series O are intended as and for a date for the convenient identification of this Supplemental Indenture and of the bonds of said series, and are not intended to indicate that this Supplemental Indenture was executed and delivered or that said bonds were executed, delivered or issued on said date; it being hereby provided that this Supplemental Indenture may be executed and delivered, and that said bonds may be executed, delivered or issued, either on said date or before or after said date, and that this Supplemental Indenture is in fact executed and delivered by each party hereto on the date of its certificate of acknowledgment hereto attached.

         SECTION 4.03. This Supplemental Indenture shall be deemed to be part of the Original Indenture, and the Corporation agrees to conform to and comply with all and singular the terms, provisions, conditions and covenants set forth therein and herein. This Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture, as heretofore amended and supplemented.

         SECTION 4.04. It is further agreed that the Trustee accepts the trust imposed upon it by this Supplemental Indenture, upon and subject to the same terms and conditions as are expressed in Article XIV of the Original Indenture.

         SECTION 4.05. In order to facilitate the recording of the Supplemental Indenture, the same may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall collectively constitute one and the same instrument.

         IN WITNESS WHEREOF, Southern California Gas Company has caused this Supplemental Indenture to be signed in its corporate name by its President or one of its Vice-Presidents, and its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereunto duly affixed, and Wells Fargo Bank, National Association, in token of its acceptance of the trust hereby established, has caused this Supplemental Indenture to be signed in its corporate name by one of its Authorized Officers and its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereunto duly affixed, all as of September 23, 1981.

                                     SOUTHERN CALIFORNIA GAS COMPANY
     Attest:

              H. E. GOODENOW                By       JONEL C. HILL
                       Secretary                     Senior Vice-President

(SEAL)
                                            WELLS FARGO BANK,
                                              NATIONAL ASSOCIATION
Attest:

             ROBERT T. DREILING             By       CRAIG S. ELLIS
               Assistant Secretary                      Authorized Officer
(SEAL)

STATE OF CALIFORNIA                        )
                                                     ss.
COUNTY OF LOS ANGELES                      )

         On this 23rd day of September, 1981, before me, FLORENCE B. FROST, a Notary Public of the State of California, duly commissioned and sworn, personally appeared JONEL C. HILL, known to me to be a Senior Vice-President, and H. E. GOODENOW, known to me to be the Secretary, of SOUTHERN CALIFORNIA GAS COMPANY, one of the corporations named in and which executed the foregoing instrument, known to me to be the persons who executed the within instrument on behalf of said Corporation, and acknowledged to me that said Corporation executed the same, and acknowledged to me that said Corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                FLORENCE B. FROST
                                        -----------------------------------
                                                FLORENCE B. FROST

                                          Notary Public of the State of
                                                   California.



                                                                          (SEAL)

My Commission Expires August 14, 1983.

STATE OF CALIFORNIA                        )
                                                     ss.
COUNTY OF LOS ANGELES                      )

         On this 23rd day of September, 1981, before me, FLORENCE B. FROST, a Notary Public of the State of California, duly commissioned and sworn, personally appeared CRAIG S. ELLIS, known to me to be an Authorized Officer, and ROBERT T. DREILING, known to me to be an Assistant Secretary, of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, one of the corporations named in and which executed the foregoing instrument, known to me to be the persons who executed the within instrument on behalf of said Corporation, and acknowledged to me that said Corporation executed the same, and acknowledged to me that said Corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                FLORENCE B. FROST
                                        -----------------------------------
                                                FLORENCE B. FROST

                                          Notary Public of the State of
                                                   California.


                                                                          (SEAL)


My Commission Expires August 14, 1983.

                                RECORDATION DATA

         The foregoing Supplemental Indenture from Southern California Gas Company to Wells Fargo Bank, National Association (formerly American Trust Company) Trustee, dated as of September 1, 1981, was recorded in the following counties of California (and indexed in each of said counties as a Deed, Mortgage, Trust Deed, Assignment and Power of Attorney) on the respective dates and at the respective places indicated in the following schedules:

   COUNTY                      REFERENCE                                    DATE
   ------                      ---------                                    ----

Fresno                Book 7792, Pages 95-121               Official Records  September 25, 1981

Imperial              Book 1475, Pages 390-416              Official Records  September 25, 1981

Kern                  Book 5406, Pages 1280-1306            Official Records  September 24, 1981

Kings                 Book 1212, Pages 265-291              Official Records  September 25, 1981

Los Angeles           Document 81-957152                    Official Records  September 25, 1981

Orange                Book 14233, Pages 750-776             Official Records  September 25, 1981

Riverside             Document 180822                       Official Records  September 25, 1981

San Bernardino        Document 81-213198                    Official Records  September 25, 1981

San Diego             Book 1981, Pages 1532-1558            Official Records  September 25, 1981

San Luis Obispo       Vol. 2358, Pages 314-340              Official Records  September 25, 1981

Santa Barbara         Document 81-39609                     Official Records  September 25, 1981

Tulare                Vol. 3902, Pages 384-410              Official Records  September 24, 1981

Ventura               Document 091131                       Official Records  September 25, 1981